SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2004

MICROTEK MEDICAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

0-24866	58-1746149
(Commission File Number)	(I.R.S. Employer Identification No.)

512 Lehmberg Road; Columbus, Mississippi	39702
(Address of Principal Executive Offices)	(Zip Code)

(662) 327-1863
(Registrant’s Telephone Number, Including Area Code)

Item 12. Results of Operations and Financial Condition

On July 7, 2004, Microtek Medical Holdings, Inc. (the “Company”) issued a press release announcing its anticipated net revenues for the quarter ended June 30, 2004. This press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Exhibits:

99.1	Press release dated July 7, 2004, announcing the Company's anticipated net revenues for the quarter ended June 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be duly signed on its behalf by the undersigned hereunto duly authorized.

MICROTEK MEDICAL HOLDINGS, INC.

By: /s/ Dan R. Lee
Dan R. Lee, Chairman, President and Chief Executive Officer

By: /s/ Roger G. Wilson
Roger G. Wilson, Chief Financial Officer

Dated: July 7, 2004